EXHIBIT 4.06

                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                December 14, 2005

Interstate Transfer Company
6084 South 900 East, Suite 101
Salt Lake City, UT 84121
Attention:  Janice Patterson

      RE:   NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") of even date herewith by and between Nanoscience Technologies, Inc., a Nevada corporation (the "COMPANY"), and the Buyers set forth on Schedule I attached thereto (collectively the "BUYERS") and that certain Escrow Shares Escrow Agreement (the "ESCROW AGREEMENT") of even date herewith among the Company, the Buyers and Gottbetter & Partners, LLP, as escrow agent (the "ESCROW AGENT"). Pursuant to the Securities Purchase Agreement, the Company shall sell to the Buyers, and the Buyers shall purchase from the Company, convertible debentures (collectively, the "DEBENTURES") in the aggregate principal amount of One Million, Six Hundred Eighty Five Thousand and Three Hundred Fifteen Dollars and Sixty Four Cents ($1,685,315.64), plus accrued interest, which are convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), at the Buyers discretion. These instructions relate to the following stock or proposed stock issuances or transfers:

      1. The Company has agreed to issue to the Buyers (i) up to Seven Million Seventy One Thousand (7,071,000) shares of Common Stock upon conversion of the Debentures ("CONVERSION SHARES") including the shares of Common Stock to be issued to the Buyers upon conversion of accrued interest into Common Stock and (ii) 100,000 shares of Common Stock upon exercise of the Warrant (as defined in the Securities Purchase Agreement) (the "WARRANT SHARES") if required under the Securities Purchase Agreement.

      2. The Company has issued Seven Million One Hundred Seventy One Thousand (7,171,000)shares of Common Stock (the "ESCROW SHARES") in the Buyer's name that have been or are being delivered to the Escrow Agent pursuant to the Securities Purchase Agreement and the Escrow Agreement.

This letter shall serve as our irrevocable authorization and direction to Interstate Transfer Company (the "TRANSFER AGENT") to do the following:

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      1.    CONVERSION SHARES.

            a. INSTRUCTIONS APPLICABLE TO TRANSFER AGENT. With respect to the Conversion Shares and the Warrant Shares, the Transfer Agent shall issue the Conversion Shares or the Warrant Shares to the Buyers from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the "CONVERSION NOTICE"), in the form attached hereto as
                  EXHIBIT I, delivered on behalf of the Company to the Transfer Agent by the Escrow Agent or a properly completed and duly executed notice of exercise substantially in the form attached to the Warrant (the "EXERCISE NOTICE"), respectively. Upon receipt of a Conversion Notice or Exercise Notice, the Transfer Agent shall within three (3) Trading Days thereafter
                  (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice or Exercise Notice, a certificate or certificates, registered in the name of the Buyers or their designees, for the number of shares of Common Stock to which the Buyers shall be entitled as set forth in the Conversion Notice or Exercise Notice or (ii) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyers' or their designees' balance account with DTC through their Deposit Withdrawal At Custodian ("DWAC") system provided the Buyers cause their bank or broker to initiate the DWAC transaction. For purposes hereof "TRADING DAY" shall mean any day on which the Nasdaq National Market is open for customary trading.

            b. The Company hereby confirms to the Transfer Agent and the Buyers that certificates representing the Conversion Shares and Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; PROVIDED THAT counsel to the Company delivers (i) the Notice of Effectiveness set forth in
                  EXHIBIT II attached hereto and (ii) an opinion of counsel in the form set forth in EXHIBIT III attached hereto, and that if the Conversion Shares and the Warrant Shares are not registered for resale under the Securities Act of 1933, as amended, then the provisions of paragraph 1(a)(ii), above, shall not be applicable until such shares are registered, and the certificates for the Conversion Shares and Warrant Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE

                  SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

            c. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares or Warrant Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyers to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares and Warrant Shares.

            d. INSTRUCTIONS APPLICABLE TO ESCROW AGENT. Upon the Escrow Agent's receipt of a properly completed Conversion Notice and/or the Exercise Notice, the Escrow Agent shall, within one
                  (1) Trading Day thereafter, send to the Transfer Agent a Conversion Notice and/or the Exercise Notice in the form attached hereto as EXHIBIT I, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms of these instructions.

      2. ESCROW SHARES.

            a. If the Escrow Agent sends the Escrow Shares to the Transfer Agent for removal of the restrictive legend, the Company hereby confirms that the Transfer Agent shall reissue to the Escrow Agent the Escrow Shares which shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; PROVIDED THAT counsel to the Company delivers (i) the Notice of Effectiveness set forth in EXHIBIT II attached hereto and (ii) an opinion of counsel in the form set forth in EXHIBIT III attached hereto, or counsel to the Company shall issue a legal opinion to the Company's Transfer Agent that the legend shall be removed pursuant to Rule 144, Rule 144(k) or applicable requirements of the Securities Act.

            b. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Escrow Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyers to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Escrow Shares without a legend.

      3. ALL SHARES.

            a. The Transfer Agent shall reserve for issuance to the Buyers the Conversion Shares and Warrant Shares. All such shares shall remain in reserve with the Transfer Agent until the Buyers provides the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

            b. The Transfer Agent shall rely exclusively on the Conversion Notice and Exercise Notice and shall have no liability for relying on such instructions. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

            c. The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

      CERTAIN NOTICE REGARDING THE ESCROW AGENT. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyers, the managing partner of the Escrow Agent is a director of the Buyers and counsel to the Buyers in connection with the transactions contemplated and referred herein. The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyers and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

      The Company hereby agrees that it shall not replace the Transfer Agent as the Company's Transfer Agent without the prior written consent of the Buyers.

      Any attempt by Transfer Agent to resign as the Company's transfer agent hereunder shall not be effective until such time as the Company provides to the Transfer Agent written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

      The Company hereby confirms and the Transfer Agent acknowledges that while any portion of the Debenture remains unpaid and unconverted, the Company and the Transfer Agent shall not, without the prior consent of the Buyer, (i) issue any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Closing Bid Price (as defined in the Securities Purchase Agreement) of the Common Stock determined immediately prior to its issuance,
(ii) issue any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's Closing Bid Price determined immediately prior to its issuance, or (iii) issue any shares of the Company's Common Stock pursuant to Form S-8.

      The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

      The Company and the Transfer Agent acknowledge that the Buyers are relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase

Agreement. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Buyers would not purchase the Debentures.

      Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding
Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

                                   COMPANY:

                                   NANOSCIENCE TECHNOLOGIES, INC.

                                   By: /s/ David Rector
                                       ------------------------------------
                                       Name: David Rector
                                       Title: Secretary, Chief Operating Officer

                                   GOTTBETTER & PARTNERS, LLP

                                   By: /s/ Adam S. Gottbetter
                                       ------------------------------------
                                       Name: Adam S. Gottbetter
                                       Title: Managing Partner

                                   INTERSTATE TRANSFER COMPANY

                                   By: /s/ Janis A. Patterson
                                       ------------------------------------
                                       Name: Janis A. Patterson
                                       Title: President

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                       ADDRESS/FACSIMILE
NAME                       SIGNATURE                   NUMBER OF BUYERS
--------------------------------------------------------------------------------

Highgate House Funds, Ltd By: /s/ Adam S. Gottbetter   488 Madison Avenue
                              -----------------------  New York, NY 10022
                              Name: Adam S. Gottbetter Facsimile: (212) 400-6901
                              Its:  Portfolio Manager

                                  SCHEDULE I-1

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                                    EXHIBIT I

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                            FORM OF CONVERSION NOTICE

Reference is made to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") between Nanoscience Technologies, Inc., (the "COMPANY"), and the Buyers set forth on Schedule I attached thereto dated December ___, 2005. In accordance with and pursuant to the Securities Purchase Agreement, the undersigned hereby elects to convert convertible debentures into shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company for the amount indicated below as of the date specified below.

Conversion Date:                                       _________________________

Amount to be converted:                                $________________________

Conversion Price:                                      $________________________

Shares of Common Stock Issuable:                       _________________________

Amount of Debenture unconverted:                       $________________________

Amount of Interest Converted:                          $________________________

Conversion Price of Interest:                          $________________________

Shares of Common Stock Issuable:                       _________________________

Shares of Common Stock Issuable:                       _________________________

Total Number of shares of Common Stock to be issued:   _________________________

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:                                           ____________________________

Authorized Signature:                               ____________________________

Name:                                               ____________________________

Title:                                              ____________________________

                                   EXHIBIT I-1

Phone #:                                            ____________________________

Broker DTC Participant Code:                        ____________________________

Account Number*:                                    ____________________________

     * NOTE THAT RECEIVING BROKER MUST INITIATE TRANSACTION ON DWAC SYSTEM.

                                  EXHIBIT I-2

                                   EXHIBIT II

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Date]

Interstate Transfer Company
6084 South 900 East, Suite 101
Salt Lake City, UT 84121
Attention:  Janice Patterson

RE: NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

      We are counsel to Nanoscience Technologies, Inc., (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of December ___, 2005 (the "SECURITIES PURCHASE AGREEMENT"), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (collectively the "BUYERS") pursuant to which the Company has agreed to sell to the Buyers (i) One Million, Six Hundred Ninety Thousand and Three Hundred and Fifty-Nine Dollars and Twenty Cents ($1,690,359.20) of secured convertible debentures, which shall be convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), (ii) 100,000 shares of common stock pursuant to a warrant in accordance with the terms of the Securities Purchase Agreement (the "WARRANT SHARES") and
(iii) Seven Million One Hundred Seventy One Thousand (7,171,000) shares of Common Stock held in escrow (the "ESCROW SHARES"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of December ___, 2005, with the Buyers (the "INVESTOR REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Conversion Shares, the Escrow Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Securities Purchase Agreement and the Registration Rights Agreement, on _______, 2005, the Company filed a Registration Statement (File No. ___-_________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Conversion Shares, the Escrow Shares and the Warrant Shares.

      In connection with the foregoing, we advise the Transfer Agent that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 2005 and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending

                                  EXHIBIT II-1
before, or threatened by, the SEC and the Conversion Shares, the Escrow Shares and the Warrant Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

      The Buyer has confirmed it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Conversion Shares, the Escrow Shares and the Warrant Shares.

                                            Very truly yours,

                                            By:
                                                ---------------------------

                                  EXHIBIT II-2

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                                   EXHIBIT III

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                 FORM OF OPINION

[Date]

VIA FACSIMILE AND REGULAR MAIL

Interstate Transfer Company
6084 South 900 East, Suite 101
Salt Lake City, UT 84121
Attention:  Janice Patterson

      RE: NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

We have acted as special counsel to Nanoscience Technologies, Inc. (the "COMPANY"), in connection with the registration of [___________] shares (the "SHARES") of its common stock with the Securities and Exchange Commission (the "SEC"). We have not acted as your counsel. This opinion is given at the request and with the consent of the Company.

In rendering this opinion we have relied on the accuracy of the Company's Registration Statement on Form SB-2, as amended (the "REGISTRATION STATEMENT"), filed by the Company with the SEC on _________ ___, 2005. The Company filed the Registration Statement on behalf of certain selling stockholders (the "SELLING STOCKHOLDERS"). This opinion relates SOLELY to the Selling Shareholders listed on EXHIBIT "A" hereto and number of Shares set forth opposite such Selling Stockholders' names. The SEC declared the Registration Statement effective on __________ ___, 2006.

We understand that the Selling Stockholders acquired the Shares in a private offering exempt from registration under the Securities Act of 1933, as amended. Information regarding the Shares to be resold by the Selling Shareholders is contained under the heading "Selling Stockholders" in the Registration Statement, which information is incorporated herein by reference. This opinion does not relate to the issuance of the Shares to the Selling Stockholders. The opinions set forth herein relate solely to the resale or transfer by the Selling Stockholders pursuant to the Registration Statement under the Federal laws of the United States of America. We do not express any opinion concerning any law of any state or other jurisdiction.

In rendering this opinion we have relied upon the accuracy of the foregoing statements.

Based on the foregoing, it is our opinion that the Shares have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that the Transfer

                                  EXHIBIT III-1

Agent may issue the Shares without restrictive legends or the Transfer Agent may remove the restrictive legends contained on the Shares. This opinion relates SOLELY to the number of Shares set forth opposite the Selling Stockholders listed on EXHIBIT "A" hereto.

This opinion is furnished to Transfer Agent specifically in connection with the issuance of the Shares, and solely for your information and benefit. This letter may not be relied upon by Transfer Agent in any other connection, and it may not be relied upon by any other person or entity for any purpose without our prior written consent. This opinion may not be assigned, quoted or used without our prior written consent. The opinions set forth herein are rendered as of the date hereof and we will not supplement this opinion with respect to changes in the law or factual matters subsequent to the date hereof.

Very truly yours,

                                  EXHIBIT III-2

                                   EXHIBIT "A"

                         (LIST OF SELLING STOCKHOLDERS)

NAME:                                               NO. OF SHARES:
--------------------------------------------------  ----------------------------